NATIONAL-STANDARD COMPANY

                                   EXHIBIT 21

Parents and Subsidiaries

The Registrant has no parent.

All subsidiaries of the Registrant, National-Standard Company, an Indiana Corporation, listed below are included in the consolidated financial statements.

                                              State or Country        % of
                                                  in which            Voting
                                              Incorporated or         Securities
                                                 Organized            Owned



National-Standard Export Company                      Delaware       100%

National-Standard Company of Canada, Limited          Canada         100

National-Standard Company, Limited                United Kingdom     100

National-Standard (Wire Cord), Limited            United Kingdom     100<F1>


<F1> 100% owned by National-Standard Company, Limited

A domestic affiliate, 50% owned, is not considered significant and is not named above. Financial statements of this affiliate are included in the consolidated financial statements on an equity basis.